                                                                 EXHIBIT (e)(3)

(LOGO) AMERICAN GENERAL              Platinum Investor Survivor II
                        Joint and Last Survivor Variable Universal
                           Life Insurance Supplemental Application

American General Life Insurance Company, ("AGL")
A member company of American International Group, Inc.
Home Office: Houston, Texas

(This supplement must accompany the appropriate application for life insurance.)

Applicant Information -- Supplement to the application on the lives of

John Doe                  Jane Doe                  06/01/04
Name of Proposed          Name of Other Proposed    Date of application for
  Contingent Insured        Contingent Insured        life insurance

Initial Allocation Percentages

Investment Options In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges.

                   Total allocations in each column must equal 100%. Use whole percentages only.

                                                      PREMIUM   DEDUCTION
                                                     ALLOCATION ALLOCATION
                                                     ---------- ----------
[(18) AGL Declared Fixed Interest Account                 100%       100%

AIM Variable Insurance Funds

(130) AIM V.I. International Growth.................   ______%    ______%

The Alger American Fund

(186) Alger American Leveraged AllCap...............   ______%    ______%

(185) Alger American MidCap Growth..................   ______%    ______%

American Century Variable Portfolios, Inc.

(153) VP Value......................................   ______%    ______%

Credit Suisse Trust

(173) Small Cap Growth..............................   ______%    ______%

Fidelity Variable Insurance Products

(159) VIP Asset Manager.............................   ______%    ______%

(158) VIP Contrafund................................   ______%    ______%

(156) VIP Equity-Income.............................   ______%    ______%

(191) VIP Freedom 2020..............................   ______%    ______%

(192) VIP Freedom 2025..............................   ______%    ______%

(193) VIP Freedom 2030..............................   ______%    ______%

(157) VIP Growth....................................   ______%    ______%

(180) VIP Mid Cap...................................   ______%    ______%

Franklin Templeton Variable Insurance Products Trust

(181) VIP Franklin Small Cap Value Securities.......   ______%    ______%

(174) VIP Franklin U.S. Government..................   ______%    ______%

(175) VIP Mutual Shares Securities..................   ______%    ______%

(176) VIP Templeton Foreign Securities..............   ______%    ______%

Janus Aspen Series

(160) International Growth..........................   ______%    ______%

(162) Mid Cap Growth................................   ______%    ______%

J.P. Morgan Series Trust II.........................

(163) JPMorgan Small Company........................   ______%    ______%

MFS Variable Insurance Trust........................

(166) MFS VIT New Discovery.........................   ______%    ______%

(164) MFS VIT Research..............................   ______%    ______%

Neuberger Berman Advisers Management Trust

(167) AMT Mid-Cap Growth............................   ______%    ______%

Oppenheimer Variable Account Funds..................

(182) Oppenheimer Balanced..........................   ______%    ______%

(183) Oppenheimer Global Securities.................   ______%    ______%

PIMCO Variable Insurance Trust

(195) PIMCO VIT CommodityRealReturn Strategy........   ______%    ______%

(169) PIMCO VIT Real Return.........................   ______%    ______%

(168) PIMCO VIT Short-Term..........................   ______%    ______%

(170) PIMCO VIT Total Return........................   ______%    ______%

Pioneer Variable Contracts Trust....................

(194) Pioneer Mid Cap Value VCT.....................   ______%    ______%

Putnam Variable Trust

(144) Putnam VT Diversified Income..................   ______%    ______%

(146) Putnam VT Int'l Growth and Income.............   ______%    ______%

SunAmerica Series Trust

(179) ST Aggressive Growth..........................   ______%    ______%

(178) ST SunAmerica Balanced........................   ______%    ______%

VALIC Company I

(132) International Equities........................   ______%    ______%

(133) Mid Cap Index.................................

(134) Money Market I................................   ______%    ______%

(136) Nasdaq-100 Index..............................   ______%    ______%

(137) Science & Technology..........................   ______%    ______%

(138) Small Cap Index...............................   ______%    ______%

(135) Stock Index...................................   ______%    ______%

Van Kampen Life Investment Trust

(177) LIT Growth and Income.........................   ______%    ______%

Vanguard Variable Insurance Fund

(171) VIF High Yield Bond...........................   ______%    ______%

(172) VIF REIT Index................................   ______%    ______%

Other: _________________________                       ______%    ______%

                                                       100%       100%

AGlC0461-2001                  Page 1 of 5                             Rev0406

Dollar Cost Averaging (DCA)

  Dollar Cost     ($5,000 Minimum Beginning Accumulation Value) An amount can
  Averaging (DCA) be systematically transferred from any one investment option and directed to one or more of the investment options below. The AGL Declared Fixed Interest Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                  NOTE: DCA is not available if the Automatic Rebalancing option has been chosen.

                  Day of the month for transfers:             (Choose a day
                  of the month between 1-28.)

                  Frequency of transfers: [_] Monthly [_] Quarterly [_] Semiannually [_] Annually

                  DCA to be made from the following investment option:

                  Transfer $                   ($ 100 MINIMUM, Whole Dollars
                  Only)

[AIM Variable Insurance Funds

(130) AIM V.I. International Growth................. $________

The Alger American Fund

(186) Alger American Leveraged AllCap............... $________

(185) Alger American MidCap Growth.................. $________

American Century Variable Portfolios, Inc.

(153) VP Value...................................... $________

Credit Suisse Trust.................................

(173) Small Cap Growth.............................. $________

Fidelity Variable Insurance Products

(159) VIP Asset Manager............................. $________

(158) VIP Contrafund................................ $________

(156) VIP Equity-Income............................. $________

(191) VIP Freedom 2020.............................. $_________

(192) VIP Freedom 2025.............................. $________

(193) VIP Freedom 2030.............................. $_______

(157) VIP Growth.................................... $________

(180) VIP Mid Cap................................... $________

Franklin Templeton Variable Insurance Products Trust

(181) VIP Franklin Small Cap Value Securities....... $_______

(174) VIP Franklin U.S. Government.................. $_______

(175) VIP Mutual Shares Securities.................. $_______

(176) VIP Templeton Foreign Securities.............. $________

Janus Aspen Series

(160) International Growth.......................... $_______

(162) Mid Cap Growth................................ $________

J.P. Morgan Series Trust II

(163) JPMorgan Small Company........................ $_______

MFS Variable Insurance Trust

(166) MFS VIT New Discovery......................... $________

(164) MFS VIT Research.............................. $________

Neuberger Berman Advisers Management Trust

(167) AMT Mid-Cap Growth............................ $ ________

Oppenheimer Variable Account Funds

(182) Oppenheimer Balanced.......................... $_________

(183) Oppenheimer Global Securities................. $__________

PIMCO Variable Insurance Trust

(195) PIMCO VIT CommodityRealReturn Strategy........ $________

(169) PIMCO VIT Real Return......................... $________

(168) PIMCO VIT Short-Term.......................... $________

(170) PIMCO VIT Total Return........................ $________

Pioneer Variable Contracts Trust

(194) Pioneer Mid Cap Value VCT..................... $__________

Putnam Variable Trust

(144) Putnam VT Diversified Income.................. $__________

(146) Putnam VT Int'l Growth and Income............. $_________

SunAmerica Series Trust

(179) ST Aggressive Growth.......................... $_________

(178) ST SunAmerica Balanced........................ $_________

VALIC Company I

(132) International Equities........................ $________

(133) Mid Cap Index................................. $_________

(134) Money Market I................................ $_________

(136) Nasdaq-100 Index.............................. $_________

(137) Science & Technology.......................... $__________

(138) Small Cap Index............................... $________

(135) Stock Index................................... $________

Van Kampen Life Investment Trust

(177) LIT Growth and Income......................... $________

Vanguard Variable Insurance Fund

(171) VIF High Yield Bond........................... $________

(172) VIF REIT Index................................ $________


Other:____________.................................. $_______]

Automatic Rebalancing

Automatic Rebalancing ($5,000 Minimum Beginning Accumulation Value) Variable
                      division assets will be automatically rebalanced based on the premium percentages designated on Page 1 of this form. If the AGL Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

  Check Here for Automatic Rebalancing Frequency: [_] Quarterly [_] Semiannually [_] Annually
  ----------------------------------------------- ------------- ---------------- ------------
  NOTE: Automatic Rebalancing is not available if the Dollar Cost Averaging option has been chosen.

AGLC0461-2001                   Page 2 of 5                          Rev0406

Modified Endowment Contract

     Contract If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [X] YES [_] NO

Authorization for Transactions

                     I (or we, if Joint Owners), hereby authorize AGL to act on telephone instructions or e-service instructions, if elected, to transfer values among the variable divisions and the AGL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

                     [_]Policy Owner(s) - if Joint Owners, either of us acting
                        independently.

 Initial appropriate [_]Policy Owner(s) or the Agent/Registered Representative
 box here:              who is appointed to represent AGL and the firm
                        authorized to service my policy.

                     AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions or e-service instructions received and acted on in good faith, including losses due to telephone instruction or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

Suitability

All questions must be 1.  Have you, the Proposed Insured or Owner (if different), received the variable
answered.                 universal life insurance policy prospectus and the investment choices brochure
                          describing the investment options?                                             [X]   yes [_]   no

                      2.  Do you understand and acknowledge:

                          a.THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS
                            THE USE OF SEGREGATED ACCOUNTS WHICH MEANS THAT
                            YOU NEED TO RECEIVE AND UNDERSTAND CURRENT
                            PROSPECTUSES FOR THE POLICY AND THE UNDERLYING
                            ACCOUNTS?                                                                    [X]yes    [_]   no

                          b.THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON
                            PERFORMANCE OF THE SEGREGATED ACCOUNTS MAY
                            VARY: AND                                                                    [X]yes    [_]   no

                              (1)ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER
                                 INSURANCE COMPANY, THE U.S. GOVERNMENT OR ANY
                                 STATE GOVERNMENT?                                                       [X]yes    [_]   no

                              (2)ARE NOT FEDERALLY INSURED BY THE FDIC, THE
                                 FEDERAL RESERVE BOARD OR ANY OTHER AGENCY,
                                 FEDERAL OR STATE?                                                       [X]yes    [_]   no

                          c.THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER
                            EXCEPT FOR FUNDS PLACED IN THE AGL DECLARED FIXED
                            INTEREST ACCOUNT?                                                            [X]yes    [_]   no

                          d.THAT THE POLICY IS DESIGNED TO PROVIDE LIFE
                            INSURANCE COVERAGE AND TO ALLOW FOR THE
                            ACCUMULATION OF VALUES IN THE SEGREGATED
                            ACCOUNTS?                                                                    [X]yes    [_]   no

                          e.THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY
                            INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT
                            EXPERIENCE OF THE SEPARATE ACCOUNT?                                          [X]yes    [_]no

                          f.THE POLICY VALUES MAY INCREASE OR DECREASE,
                            DEPENDING ON THE INVESTMENT EXPERIENCE OF THE
                            SEPARATE ACCOUNT, THE AGL DECLARED FIXED INTEREST
                            ACCOUNT ACCUMULATION, AND CERTAIN EXPENSE
                            DEDUCTIONS?                                                                  [X]yes    [_]   no

                      3.  Do you believe the Policy you selected meets your insurance and investment
                          objectives and your anticipated financial needs?                               [X]yes    [_]   no

AGLC0461-2001                   Page 3 of 5                          Rev0406

Electronic Delivery Consent

The American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

  .   Contract prospectuses and supplements

  .   Investment option prospectuses and supplements

  .   Statements of additional information

  .   Annual and semi-annual investment option reports

This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at The American General Life Insurance Company, P.O. Box 4880 Houston, Texas 77210-4880. Attn:
Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

In order to participate in this delivery method you must have access to the following:

  .   A personal computer with CD-ROM hardware and software

  . Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent,

  .   Communication access to the Internet.

Should you wish to print materials that have been delivered via e-mail or CD-ROM you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

I consent to receive electronic delivery of the documents specified above. [_]


------------------------------------  -----------------------------------
Signature of Owner                    Please provide your e-mail address

If you prefer CD-ROM Delivery, please check here

AGLC0461-2001                   Page 4 of 5                          Rev0406

Signatures

Signatures Signed at (city, state) Anytown,
           USA

           Print name of Broker/Dealer

           X Registered Representative         State license # Date

           X Proposed Contingent Insured John                  Date 06/01/04
           Doe

           X Other Proposed Contingent                         Date 06/01/04
           Insured Jane Doe

           X Owner                                             Date
           (If different from Proposed
           Contingent Insured)

           X Additional Owner                                  Date
           (If different from Other Proposed
           Contingent Insured)

AGLC0461-2001                   Page 5 of 5                          Rev0406